Maine & Maritimes Corporation Reports Improved First Quarter 2007 Results

PRESQUE ISLE, ME -- 05/07/2007 -- Maine & Maritimes Corporation (the "Company" or "MAM") (AMEX: MAM) reported a consolidated first quarter 2007 basic earnings per share of $0.82, or $1.35 million compared to a first quarter 2006 earnings of $0.33 per share, or $533,000. Several factors contributed to the improved first quarter earnings, including:

--  Rate increase at Maine Public Service Company ("MPS") which took effect on July 15, 2006;
--  Increased transmission wheeling revenues from additional generation capacity in the Company's service territory;
--  Reduced labor costs associated with the reduction in force in the third quarter of 2006;
--  A reduction in overtime due to fewer storm-related outages; and
--  A reduction of holding company management costs.
"As previously announced, Maine & Maritimes is divesting the Company's unregulated operations and is refocusing on our core competencies related to MPS. We are very pleased with the performance of our regulated electric utility during the first quarter, and believe a more focused Company with a less complex structure will appeal to our investors and enhance long-term shareholder value," stated Brent M. Boyles, incoming President and Chief Executive Officer of MAM.

In addition to the enhanced performance of the continuing operations, the results for the Company's discontinued operations were also better than the prior year. Although losses are still being incurred, sales revenues have increased and costs have been controlled while the Company pursues the divestiture of these businesses.

"As we look to the future, the improving political and regulatory environment for electric utilities and the growing demand for electricity in congested areas of New England are creating new growth opportunities for our regulated operations. We believe these trends, combined with our continued investments in our regulated operations, will result in long-term improvement of our overall financial performance," stated Boyles.

Business Unit Results

Maine Public Service Company

The operations of MAM's regulated electric utility, MPS, resulted in net income of approximately $1.19 per share, or $1.96 million, compared to income of $0.74 per share in the first quarter of 2006, or $1.2 million. MPS's revenues increased by 8.6%, or $864,000, to $10.92 million for the three months ended March 31, 2007, primarily as a result of increased sales volumes for residential and small/medium commercial customers, and the rate increase effective July 15, 2006. Its earnings were also increased as a result of decreased labor expenses; decreased benefit expenses, due to reductions in workers compensation and health insurance expenses; and a decrease in holding company management costs allocated to MPS.

Other Continuing Operations

Other Continuing Operations represents the common costs of MAM that cannot be allocated to MPS, the corporate costs of MAM directly associated with the unregulated businesses and Intercompany eliminations. The plan to divest the unregulated operations may reduce the costs included in this segment; however, some of these costs are expected to continue subsequent to the divestiture of the unregulated operations, barring further cost reduction or recovery efforts.

The net loss from Other Continuing Operations in the first quarter of 2007 was $395,000 or $0.24 per share, as compared to a net loss of $420,000, or $0.26 per share in the first quarter of 2006. The operating expenses of this segment increased from $437,000 in the first quarter of 2006 to $492,000 in the first quarter of 2007. The majority of the increase is a result of the reduction in the percentage of holding company management costs allocated to MPS and the allocation of one-third of the Oracle financial system hosting fees to MAM. This increase was offset by the decrease in the loss from equity in earnings of Maricor Properties. During the first quarter of 2006, the Maricor Properties buildings were not fully leased and were incurring higher losses than in the first quarter of 2007.

The Maricor Group

TMG and its subsidiaries, The Maricor Group, Canada Ltd, and The Maricor Group New England, produced revenues of $1.67 million for the three months ended March 31, 2007, a 23.6% increase over the first quarter of 2006. The net loss of the unregulated engineering services segment has been reduced from $108,000 in the first quarter of 2006 to $48,000 in the first quarter of 2007, as a result of the combination of higher revenue and the reduction of certain expenses. However, expenses for this segment increased $213,000 from the first quarter of 2006 to the first quarter of 2007, mostly in the operation and maintenance category to support the increase in revenue previously described.

Maricor Technologies, Inc. ("MTI")

As announced previously, MAM divested its MTI assets and terminated operations as of April 13, 2007. For the first quarter of 2007, unregulated software technology revenue from third parties increased from $33,000 for the first quarter 2006 to $102,000 for the first quarter of 2007. This was the result of one significant implementation project completed in 2007. However, the increase in revenue was offset by an increase in operating expenses of $97,000, as a result of internal software development cost deferrals in 2006 that were expensed in 2007. The net loss for the first quarter of 2007 was $130,000, or approximately $0.08 per share, as compared to a net loss the first quarter of 2006 of $111,000 or $0.07 per share.

Maine & Maritimes Corporation and Subsidiaries Earnings Report for the three months ended March 31, 2007 and 2006 are as follows:

         (dollars in thousands except per share amounts)

                                                     Three Months Ended
                                                          March 31,
                                                          Unaudited
                                                      2007         2006
                                                  -----------  -----------
Regulated Operating Revenues                      $    10,915  $    10,051

Income from Continuing Operations
 Allocable to Common Shareholders                 $     1,560  $       784
Loss from Discontinued Operations                        (209)        (251)
                                                  -----------  -----------
Total Consolidated Net Income                     $     1,351  $       533
                                                  ===========  ===========

Basic Income per Common Share from
 Continuing Operations                            $      0.95  $      0.48
Basic Loss per Common Share from
 Discontinued Operations                                (0.13)       (0.15)
                                                  -----------  -----------
Total Income per Common Share                     $      0.82  $      0.33
                                                  ===========  ===========

Diluted Income per Common Share from
 Continuing Operations                            $      0.94  $      0.47
Diluted Income per Common Share from
 Discontinued Operations                                (0.13)       (0.15)
                                                  -----------  -----------
Total Income per Common Share                     $      0.81  $      0.32
                                                  ===========  ===========

Average Shares Outstanding                          1,646,823    1,637,211
                                                  -----------  -----------
About Maine & Maritimes Corporation

Maine & Maritimes Corporation (AMEX: MAM) is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility serving approximately 35,000 electricity customers in Northern Maine. MAM is also the parent company for subsidiaries involved in unregulated operations such as engineering and real estate. Corporate headquarters are located in Presque Isle, Maine and the corporate website is www.maineandmaritimes.com.

Cautionary Statement Regarding Forward-Looking Information

Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. Although Maine & Maritimes Corporation believes that such statements are based on reasonable assumptions, any such statements involve uncertainties and risks that may cause actual results to differ materially from those projected, anticipated, or implied. MAM cautions that there are certain factors that can cause actual results to differ materially from forward-looking information that has been provided, including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, its ability to raise necessary operating and growth capital, increased interest costs, its ability to execute its business plans in a timely and efficient manner, the loss of customers and other factors that are more detailed in MAM's filings with the Securities and Exchange Commission.

MAM-E = Earnings Releases

For More Information Contact:
Annette N. Arribas, CTP, CCEP
VP, Investor Relations, Corporate Compliance and Treasurer
Tel: 207.760.2402
Toll-free in US and Canada: 877.272.1523
Email: aarribas@maineandmaritimes.com